EXHIBIT 99.1

Section 906 Certification

Certification of Chief Executive and Chief Financial Officers

Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Host Marriott Corporation (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 28, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, ofthe Securities Exchange Act of 1934, as amended: and

(ii)	the information contained in teh Report fairly presents, inall material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2003

/s/ Christopher J. Nassetta
Christopher J. Nassetta
Chief Executive Officer

/s/ W. Edward Walter
W. Edward Walter
Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.